Oracle Buys Opower May 2, 2016 Together, Oracle and Opower will Become the Largest Provider of Mission-Critical Cloud Services to the $2.3 Trillion Utilities Industry Exhibit 99.4

Forward-Looking Statements Important Information In connection with the proposed acquisition, Oracle will commence a tender offer for the outstanding shares of Opower. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Opower, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Oracle and ts acquisition subsidiary will file tender offer materials on Schedule TO with the SEC, and Opower will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer.  THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY OPOWER’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the Solicitation/Recommendation Statement will be made available to Opower’s stockholders free of charge.  A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Opower by contacting Opower at investor@opower.com or by phone at (703) 778-4544. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC. OPOWER’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Forward-Looking Statements Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and Opower’s beliefs and expectations and statements about the tender offer and Oracle’s proposed acquisition of Opower, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Oracle and Opower are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words.  Forward-looking statements include statements that may relate to Oracle’s or Opower’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to Opower, see the discussion of risks and uncertainties in Opower’s annual report on Form 10-K for the fiscal year ended December 31, 2015, other reports Opower files under the SEC, as well as the tender offer documents to be filed by Oracle, OC Acquisition LLC and Opower. The forward-looking statements contained in this report are made as of the date hereof, and Opower undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

The Announcement Oracle buys Opower Together, Oracle and Opower will become the largest provider of mission-critical cloud services to the $2.3 trillion utilities industry About Opower Opower is the leading provider of customer engagement and energy efficiency cloud services to utilities Their cloud-based solutions enable over 100 global utilities, such as PG&E, Exelon and National Grid, to create a modern digital customer experience Opower’s big data platform stores and analyzes over 600 billion meter reads from 60 million utility end-customers Together, Oracle Utilities and Opower will provide the industry with the most complete cloud platform for the entire utility value chain, from meter to grid to end-customers Oracle Utilities offers a complete suite of operational applications and cloud services for global electric, gas and water utilities that automate core operational processes and enable compliance Opower offers customer engagement solutions that improve customer satisfaction, meet energy efficiency goals, and lower operational costs

The $2.3 Trillion* Utility Industry is in Transition Integrated cloud-based technologies are critical to addressing these challenges Utility Customers are Demanding a Modern Digital Experience Regulators are Enforcing and Rewarding Energy Efficiency by Utilities Utilities Need to Leverage Smart Grid Data to Improve Operations * Financial Times Market Data Sectors & Industry: Utilities, April, 2016

Utilities Need Modern Cloud-based Solutions to Engage Customers and Optimize Energy Saving Programs Inform and Empower Customers to Save Energy Improve Call Center Performance Provide Insightful Energy Data Analytics Digitalize the Customer Experience Enable Cost Effective Peak Energy Savings

Opower Provides the World’s Leading Cloud-based Energy Efficiency and Customer Engagement Platform Integrated web, mobile, and call center tools Multi-tenant, modern cloud architecture Configurable and powerful energy efficiency platform Real-time demand response engine Multi-channel, digital customer engagement solutions Stores and analyzes 2/3rds of US smart meter data

The Most Important Utilities in the World Run Opower Over 50% of Opower’s Customers also Run Oracle Utilities Solutions 600 billion meter reads mined for insights 60 million utility customers engaged 10 terawatt hours of energy saved * Customer information and logos provided by Opower

Opower Cloud Delivers Big Data Value for PG&E Empowers End-Customers with Smart Meter Data Insights Available from Any Channel CHALLENGES Increase customer adoption of web services Improve customer perception of smart meters Achieve energy efficiency goals SOLUTIONS Ingest, store, and analyze smart meter data for 5.6m customers Define, run, and report on energy efficiency across 1.8m homes Provide energy data services for 215,000 solar customers, which represent the majority of all US solar customers Multi-channel, 24x7 interactive web tools BENEFITS Helped PG&E customers realize energy bill savings of $51.4m Enabled PG&E to reduce energy demands by 543 gigawatts Significant increase in web traffic reduced call center volume Improved customer perception of smart meter investments COMPANY OVERVIEW Pacific Gas and Electric Company is one of the largest combination natural gas and electric utilities in the US The company provides natural gas and electric service to approximately 16 million people throughout northern and central California * Customer information and logos provided by Opower

Opower Provides Consistent Customer Experience for Exelon Reduced Peak Energy Use by 18% and Increased Customer Satisfaction CHALLENGES Unify analytics across all six operating companies Achieve mandated efficiency and peak reduction goals Accelerate adoption of consumer web and mobile engagement SOLUTIONS Consistent smart meter analytics across all operating companies Territory-wide behavioral demand response for BGE Energy efficiency platform for millions of homes across three states Enterprise-wide platform for customer web engagement BENEFITS Achieved 18% peak energy use reduction with demand response 19% reduction in high-bill call center call volume Cost-effectively met regulatory goals for energy efficiency Improved customer satisfaction with multi-channel, 24x7 customer engagement COMPANY OVERVIEW Exelon is a Fortune 150 company that works in every stage of the energy business: power generation, competitive energy sales, transmission and delivery Exelon’s six utilities deliver electricity and natural gas to approximately 10 million customers through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries * Customer information and logos provided by Opower

Together, Oracle and Opower Will Become the Largest Provider of Mission-Critical Cloud Services for Utilities + * * Pending